EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Headwater Companies, LLC 401(k) Plan
Fort Wayne, Indiana

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (333-222245) of Franklin Electric Co., Inc. of our report dated July 12, 2021, relating to the financial statements and supplemental schedules of Headwater Companies, LLC 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP
Grand Rapids, Michigan
July 12, 2021